Form 3 Joint Filer Information

Name:	Kevin Oram
Address:	c/o Praesidium Investment Management Company LLC 1411 Broadway – 29th Floor New York, NY 10018
Date of Event Requiring Statement:	01/08/16

Name:	Peter Uddo
Address:	c/o Praesidium Investment Management Company LLC 1411 Broadway – 29th Floor New York, NY 10018
Date of Event Requiring Statement:	01/08/16